Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this Current Report on Form 8-K (this “Form 8-K”) and, if not defined in the Form 8-K, the Definitive Proxy Statement.

Introduction

MCAC is providing the following unaudited pro forma condensed combined financial information to assist in your evaluation of the Business Combination.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 gives pro forma effect to the Business Combination as if it had been consummated as of that date. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and for the year ended December 31, 2019 give pro forma effect to the Business Combination as if it had occurred as of January 1, 2019. This information should be read together with Playboy’s and MCAC’s respective audited and unaudited financial statements and related notes, “Management’s Discussion and Analysis of Financial Condition and Results of Operations of MCAC,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Playboy” and other financial information incorporated by reference into this Form 8-K.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 has been prepared using the following:

•	Playboy’s unaudited historical condensed consolidated balance sheet as of September 30, 2020, as incorporated by reference into this Form 8-K; and
•	MCAC’s unaudited historical condensed balance sheet as of September 30, 2020, as included in the Definitive Proxy Statement.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020 has been prepared using the following:

•	Playboy’s unaudited historical condensed consolidated statement of operations for the nine months ended September 30, 2020, as incorporated by reference into this Form 8-K; and
•	MCAC’s unaudited historical statement of operations for the nine months ended September 30, 2020, as included in the Definitive Proxy Statement.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 has been prepared using the following:

•	Playboy’s unaudited pro forma consolidated statement of operations for the year ended December 31, 2019 which combines Playboy’s audited consolidated statement of operations and Yandy’s audited statement of operations for the year ended December 31, 2019, as incorporated by reference into this Form 8-K giving pro forma effect to the acquisition of Yandy by Playboy as if it had occurred on January 1, 2019 (see Note 4 below); and
•	MCAC’s audited historical statement of operations for the period from November 12, 2019 (inception) through December 31, 2019, as included in the Definitive Proxy Statement.

Description of the Transactions

On September 30, 2020, MCAC entered into the Merger Agreement with Playboy, Merger Sub and Suying Liu. Pursuant to the Merger Agreement, at the closing of the transactions contemplated thereby, Merger Sub merged with and into Playboy with Playboy surviving the Merger as a wholly owned subsidiary of MCAC. In addition, in connection with the consummation of the Business Combination, MCAC was renamed “PLBY Group, Inc.” The Merger closed on February 10, 2021.

Under the Merger Agreement, MCAC acquired all of the outstanding Playboy shares for approximately $381.3 million in aggregate consideration, comprising (i) 23,920,000 shares of MCAC’s Common Stock, based on a price of $10.00 per share, subject to adjustment as described below (the “Closing Payment Shares”), and (ii) the assumption of no more than $142.1 million of Playboy debt (the “Net Debt Target”). The number of Closing Payment Shares issuable shall be subject to adjustment at a rate of one share of MCAC Common Stock for each $10.00 increment that the Net Debt (as defined in the Merger Agreement) is greater than (in which case the number of Closing Payment Shares will be reduced) or less than (in which case the number of Closing Payment Shares will be increased) the Net Debt Target. If Net Debt equals the Net Debt Target, then no adjustment will be made to the number of Closing Payment Shares. Any adjustment to the Closing Payment Shares shall be in whole shares of MCAC Common Stock and no adjustment shall be made for any divergence that is in an increment of $9.99 or less. The total number of Closing Payment Shares was 20,916,812 shares that were issued at Closing, with 2,045,634 shares and 3,560,541 shares reserved for future issuance to Playboy holders of fully vested RSUs and options, respectively.

In connection with the Merger, MCAC entered into subscription agreements (the “Subscription Agreements”) and registration rights agreements (the “PIPE Registration Rights Agreements”), each dated as of September 30, 2020, with certain institutional and accredited investors, pursuant to which, among other things, MCAC agreed to issue and sell, in a private placement immediately prior to the closing of the Business Combination, an aggregate of 5,000,000 shares of Common Stock for $10.00 per share (the “PIPE Shares”).

Additionally, in connection with the execution of the Merger Agreement, MCAC, the Sponsor, Suying Liu and Playboy entered into a stock purchase agreement (the “Insider Stock Purchase Agreement”), pursuant to which Playboy purchased 700,000 shares of Common Stock (the “Initial Shares”) from Sponsor. Subject to the satisfaction of conditions set forth under the Merger Agreement, MCAC shall transfer the Initial Shares to Playboy upon the closing or, if the Merger Agreement is terminated, upon the consummation of any other business combination (as defined in MCAC’s Organizational Documents). In the event of a Compliance Failure (as defined in the Merger Agreement) that is not cured, upon Playboy’s request as of the closing, or in the event the Merger Agreement is terminated, upon the consummation of any other business combination (as defined in MCAC’s Organizational Documents), up to $1,000,000 in Insider Shares held by Dr. Liu shall be transferred to Playboy (the “Balance Shares”). In the event that (i) the Initial Shares and/or Balance Shares are subject to contractual lock-up at the time of transfer, Dr. Liu shall transfer additional Insider Shares to Playboy in accordance with the terms of Section 7.2 of the Merger Agreement, in the event that the per share price of the shares of Common Stock on the business day immediately prior to such lock-up expiration is lower than the price per share at the time of the Closing or, (ii) if the Merger Agreement is terminated, upon the consummation of any other business combination (as defined in MCAC’s Organizational Documents) such that the total aggregate value of the Initial Shares is at least $4,445,000 (or, if the Balance Shares have been issued, at least $5,445,000).

The Playboy options and RSUs that are outstanding as of immediately prior to the closing of the Business Combination (other than the Pre-Closing Option) accelerated and fully vested. Each outstanding Playboy option was assumed by MCAC and automatically converted into an option to purchase such number of shares of Common Stock equal to the product of (x) the Merger Consideration and (y) the option holder’s respective percentage of the Merger Consideration set forth in the stockholder allocation schedule, which shall be reserved for future issuance upon the exercise of such assumed options. All RSUs that were then outstanding were terminated and shall be subsequently paid, in settlement, in shares of Common Stock equal to the product of (x) the Merger Consideration, and (y) the terminated RSU holder’s respective percentage of the Merger Consideration as set forth in the stockholder allocation schedule. Settlement of the RSUs in 2,045,634 shares of the Combined Company shall occur one year from the Closing Date of the Business Combination.

Accounting for the Merger

The Merger will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, MCAC, who is the legal acquirer, will be treated as the “acquired” company for financial reporting purposes and Playboy will be treated as the accounting acquirer. This determination was primarily based on Playboy expecting to have a majority of the voting power of the post-combination company, Playboy’s senior management comprising substantially all of the senior management of the post- combination company, the relative size of Playboy compared to MCAC, and Playboy’s operations comprising the ongoing operations of the post-combination company. Accordingly, for accounting purposes, the Merger will be treated as the equivalent of a capital transaction in which Playboy is issuing stock for the net assets of MCAC. The net assets of MCAC will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Merger will be those of Playboy.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Business Combination, are factually supportable, and as it relates to the unaudited pro forma condensed combined statements of operations, are expected to have a continuing impact on the results of the post-combination company. The adjustments presented on the unaudited pro forma combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the post-combination company upon consummation of the Business Combination.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma combined financial information as being indicative of the historical financial position and results that would have been achieved had the companies always been combined or the future financial position and results that the post-combination company will experience. Playboy and MCAC have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Included in the shares outstanding and weighted-average shares outstanding as presented in the pro forma combined financial statements are 20,916,812 shares of MCAC Common Stock issued to Playboy stockholders at Closing. Refer to Note 3, Net Loss Per Share.

As a result of the Business Combination and immediately following the closing of the Business Combination, current stockholders of Playboy will own approximately 62% of the outstanding Combined Company common stock, the PIPE Investors will own approximately 15% of the outstanding Combined Company common stock, MCAC’s Sponsor, officer, directors and other holders of founder shares will own approximately 3% of the Combined Company common stock and the former stockholders of MCAC will own approximately 19% of the outstanding Combined Company common stock as of September 30, 2020 (in each case, not giving effect to any shares issuable to them upon exercise of rights or options). As a result, current stockholders of Playboy, as a group, will collectively own more shares of Combined Company common stock than any single stockholder following consummation of the Business Combination with no current stockholder of MCAC owning more than 10% of the issued and outstanding capital stock of the Combined Company.

PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2020
(UNAUDITED)

(in thousands, except share amounts)

	MCAC	Playboy	Pro Forma Adjustments		Note	Pro Forma Combined
Assets
Cash and cash equivalents	$235	$15,872		$58,670	a
				46,844	b
				(5,700)	c
				(90)	f
				(8,616)	g	$107,215
Restricted cash	—	968		—		968
Receivables, net	—	6,581		—		6,581
Inventories, net	—	11,959		—		11,959
Contract assets, current portion	—	1,262		—		1,262
Licensed programming costs	—	480		—		480
Stock receivable	—	4,445		(4,445)	d	—
Prepaid expenses and other current assets	58	8,272		—		8,330
Total current assets	293	49,839		86,663		136,795
Property and equipment, net	—	5,222		—		5,222
Trademarks and trade name	—	336,386		—		336,386
Goodwill	—	504		—		504
Other intangible assets, net	—	2,518		—		2,518
Marketable securities held in Trust Account	58,670	—		(58,670)	a	—
Contract assets, net of current portion	—	6,940		—		6,940
Other noncurrent assets	—	12,153		—		12,153
Total assets	$58,963	$413,562		$27,993		$500,518

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$—	$9,180	$S	(1,192)	c	$7,988
Payables to related parties	—	7		—		7
Accrued salaries, wages, and employee benefits	—	3,998		—		3,998
Deferred revenues, current portion	—	15,931		—		15,931
Long-term debt, current portion	—	4,052		—		4,052
Convertible promissory notes, current portion	—	13,500		(13,500)	g	—
Other current liabilities and accrued expenses	41	16,872		—		16,913
Total current liabilities	41	63,540		(14,692)		48,889
Deferred revenues, net of current portion	—	34,997		—		34,997
Long-term debt, net of current portion	—	156,157		—		156,157
Deferred tax liabilities, net	—	74,469		—		74,469
Deferred underwriting fees	2,012	—		(2,012)	c	—
Other noncurrent liabilities	—	1,568		—		1,568
Total liabilities	2,053	330,731		(16,704)		316,080

Mezzanine Equity
Common stock subject to possible redemption, 5,090,066 shares at redemption value	51,910	—		(51,910)	e	—
Redeemable noncontrolling interest	—	(208)		—		(208)
Total mezzanine equity	51,910	(208)		(51,910)		(208)

Stockholders’ Equity
Common stock	—	36		1	b
				1	e
				(35)	h	3
Treasury stock	—	(38,455)		(4,445)	d
				38,455	h	(4,445)
Additional paid-in capital	5,155	198,962		46,843	b
				2,000	c
				51,909	e
				(90)	f
				2,730	g
				(38,575)	h
				2,891	i	271,825
Accumulated deficit	(155)	(77,504)		(4,496)	c
				2,154	g
				155	h
				(2,891)	i	(82,737)
Total stockholders’ equity	5,000	83,039		96,607		184,646
Total liabilities and stockholders’ equity	$58,963	$413,562		$27,993		$500,518

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2020

(UNAUDITED)
(in thousands, except per share and per share amounts)

	MCAC	Playboy	Pro Forma Adjustments	Note	Pro Forma Combined
Net revenues	$—	$101,335	$—		$101,335

Costs and expenses:
Cost of sales	—	(50,548)	—		(50,548)
Selling and administrative	(177)	(41,357)	40	aa
			1,274	bb	(40,220)
Related-party expenses	—	(757)	—		(757)
Total costs and expenses	(177)	(92,662)	1,314		(91,525)
Operating (loss) income	(177)	8,673	1,314		9,810

Nonoperating (expense) income:
Investment income	23	30	(23)	cc	30
Interest expense	—	(10,073)	—		(10,073)
Unrealized loss on marketable securities held in Trust Account	(1)	—	1	cc	—
Other, net	—	81	—		81
Total nonoperating expense	22	(9,962)	(22)		(9,962)
Loss before income taxes	(155)	(1,289)	1,292		(152)
Provision for income taxes	—	(3,470)	—		(3,470)
Net loss	(155)	(4,759)	1,292		(3,622)
Net (loss) income attributable to redeemable noncontrolling interest	—	—	—		—
Net loss attributable to Playboy	$(155)	$(4,759)	$1,292		$(3,622)

Net loss per share, basic and diluted	$(0.09)	$(1.20)			$(0.10)
Weighted-average shares used in computing loss per share, basic and diluted	1,731,559	3,949,844			35,606,614

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(UNAUDITED)
(in thousands, except per share and per share amounts)

	For the period from November 12, 2019 (inception) through December 31, 2019	Year Ended December 31, 2019			Year Ended December 31, 2019
	MCAC	Playboy Combined	Pro Forma Adjustments	Note	Pro Forma Combined
Net revenues	$—	$121,212	$—		$121,212

Costs and expenses:
Cost of sales	—	(64,034)	—		(64,034)
Selling and administrative	—	(58,478)	—		(58,478)
Loss on disposal of assets		(71)	—		(71)
Related-party expenses	—	(1,005)	—		(1,005)
Total costs and expenses	—	(123,588)	—		(123,588)
Operating loss	—	(2,376)	—		(2,376)

Nonoperating (expense) income:
Investment income	—	225	—		225
Interest expense	—	(14,225)	—		(14,225)
Other, net	—	48	—		48
Total nonoperating expense	—	(13,952)	—		(13,952)
Loss before income taxes	—	(16,328)	—		(16,328)
Provision for income taxes	—	(4,850)	—		(4,850)
Net loss		(21,178)			(21,178)
Net (loss) income attributable to redeemable noncontrolling interest	—	—	—		—
Net loss attributable to Playboy	$—	$(21,178)	$—		$(21,178)

Net loss per share, basic and diluted	$—	$(5.49)			$(0.59)
Weighted-average shares used in computing net loss per share, basic and diluted	1,250,000	3,854,256			35,606,614

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

a)	Reflects the release of cash currently invested in marketable securities held in the Trust Account.

b)	Reflects the proceeds received from the PIPE investment with the corresponding issuance of 5,000,000 shares of common stock of the Combined Company at $10.00 per share, net of issuance costs.

c)	Reflects the payment of fees and expenses related to the Business Combination, including the deferred underwriting fee of $2.0 million and legal, financial advisory, accounting and other professional fees, and the issuance of 200,000 shares of MCAC’s common stock to its advisors. The direct, incremental costs of the Business Combination related to the legal, financial advisory, accounting and other professional fees of $4.5 million is reflected as an adjustment to accumulated deficit and is not shown as an adjustment to the pro forma condensed combined statement of operations since it is a nonrecurring charge resulting directly from the Business Combination.

d)	Reflects the cash payment by Playboy to purchase 700,000 shares of MCAC at $6.35 per share from the Sponsor. These shares are recorded as treasury stock in the Combined Company and were issued upon the closing of the Business Combination.

e)	Reflects the reclassification of MCAC public shares, subject to possible redemption, from mezzanine equity to permanent equity.

f)	Reflects the redemption of 8,824 of MCAC’s public shares for $90,000.

g)	Reflects the conversion of Playboy’s outstanding convertible note with CAA Brand Management, LLC into common stock upon the closing of the Merger and settlement of the outstanding notes with GBG International Holding Company Limited and United Talent Agency, LLC for $8.6 million in aggregate, resulting in a gain on extinguishment of $2.2 million.

h)	Reflects the recapitalization of Playboy through (i) the contribution of all the share capital in Playboy to MCAC in the amount of $35,000, (ii) the issuance of 20,916,812 shares of common stock and (iii) the elimination of the historical retained earnings of MCAC, the legal acquirer, in the amount of $155,000, (iv) the elimination of previously held treasury stock by Playboy of $38.5 million.

i)	Reflects stock-based compensation expense from the acceleration of vesting of Playboy unvested options and RSUs.

2. Notes and Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

aa)	Reflects an adjustment to eliminate administrative fees paid to the Sponsor.

bb)	Reflects an adjustment to eliminate transaction costs incurred by Playboy and MCAC.

cc)	Reflects an adjustment to eliminate interest income and unrealized losses on marketable securities held in the Trust Account as of the beginning of the period.

3. Net Loss Per Share

The calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that MCAC’s IPO occurred as of January 1, 2019. In addition, as the Business Combination is being reflected as if it had occurred on this date, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares have been outstanding for the entire period presented. This calculation is retroactively adjusted to eliminate the number of shares redeemed in the Business Combination for the entire period.

The following presents the calculation of basic and diluted weighted average common shares outstanding. The computation of diluted loss per share excludes the effect of 3,560,541 options and rights to purchase 379,486 shares of common stock because the inclusion of these securities would be anti-dilutive.

Pro Forma Combined
Weighted average shares calculation, basic and diluted
MCAC public shares	5,740,976
MCAC public rights shares	574,978
MCAC private placement shares	355,241
MCAC private placement rights shares	35,523
MCAC Sponsor shares	737,450
MCAC shares issued to PIPE investors	5,000,000
MCAC shares issued in the Merger	20,916,812
Shares to be issued from one year from Merger closing	2,045,634
Weighted average shares outstanding	35,606,614
Percent of shares owned by Playboy	62%
Percent of shares owned by PIPE investors	15%
Percent of shares owned by MCAC	23%

4. Playboy’s December 2019 Acquired Business and Related Unaudited Pro Forma Information

On December 31, 2019, Playboy acquired substantially all of the assets and liabilities, excluding outstanding borrowings, of Yandy, for cash consideration of $13.1 million. Yandy operates as an online retailer of women’s lingerie, costumes, swimwear, other apparel, and bedroom accessories and is headquartered in Phoenix, Arizona.

The following table sets forth the allocation of the purchase price to the fair value of the identifiable tangible and intangible assets acquired and liabilities assumed of Yandy (in thousands):

Tangible net assets and liabilities:
Cash	$341
Receivables, net	368
Inventories	11,428
Prepaid expenses and other current assets	212
Property and equipment, net	149
Other noncurrent assets	20
Accounts payable	(767)
Accrued salaries, wages, and employee benefits	(348)
Other current liabilities	(2,722)
Deferred revenues	(581)
Total net assets	8,100
Intangible assets:
Trade name	5,330
Customer list	1,180
Total intangible assets	6,510
Net assets acquired	14,610
Purchase consideration	13,127
Gain on bargain purchase	$1,483

The following unaudited pro forma consolidated financial statements gives effect to the acquisition of Yandy by Playboy under the acquisition method of accounting in accordance with Financial Accounting Standards Board (FASB) Accounting Standard Codification (“ASC”) Topic 805, Business Combinations.

The Yandy acquisition occurred on December 31, 2019, and therefore it has been included in the Playboy historical consolidated balance sheet as of September 30, 2020 and in the Playboy consolidated statements of operations for the nine months ended September 30, 2020. Since the Yandy acquisition meets the threshold for reporting of significant acquired businesses, the following consolidated pro forma information is presented in order to give pro forma effect to the acquisition of Yandy as if it had occurred as of January 1, 2019, the beginning of the year ended December 31, 2019.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2019

(in thousands, except per share and per share amounts)

	Playboy	Yandy	Pro Forma Adjustments	Note	Playboy Combined

Net revenues	$78,110	$43,102	$—		$121,212

Costs and expenses:
Cost of sales	(37,742)	(26,292)	—		(64,034)
Selling and administrative	(45,328)	(16,068)	352	A
			2,566	B	(58,478)
Loss on disposal of assets	(71)	—	(71)		(71)
Impairment loss	—	(15,808)	15,808	E	—
Capital restructuring expense	—	(2,180)	2,180	A	—
Related-party expenses	(1,005)	—	—		(1,005)
Total costs and expenses	(84,146)	(60,348)	20,906		(123,588)
Operating loss	(6,036)	(17,246)	20,906		(2,376)

Nonoperating (expense) income:
Investment income	225	—	—		225
Interest expense	(14,225)	(2,736)	2,736	C	(14,225)
Gain from bargain purchase	1,483	—	(1,483)	D	—
Other, net	(173)	221	—		48
Total nonoperating expense	(12,690)	(2,515)	1,253		(13,952)
Loss before income taxes	(18,726)	(19,761)	22,159		(16,328)
Provision for income taxes	(4,850)	—	—		(4,850)
Net loss	(23,576)	(19,761)	22,159		(21,178)
Net loss attributable to redeemable noncontrolling interest	—	—	—		—
Net loss attributable to Playboy Enterprises, Inc.	$(23,576)	$(19,761)	$22,159		$(21,178)

Net loss per share, basic and diluted	$(6.12)				$(5.49)
Weighted-average shares used in computing net loss per share, basic and diluted	3,854,256				3,854,256

Notes and Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

(A)	Reflects the elimination of transaction costs related to the Yandy acquisition recorded in 2019.
(B)	Reflects the reduction in amortization expense based on fair value adjustments to the intangible assets acquired from Yandy.
(C)	Reflects the elimination of interest costs associated with Yandy’s debt not assumed by Playboy in the acquisition.
(D)	Reflects the reversal of the gain on bargain purchase.
(E)	Reflects the reversal of the impairment to goodwill recorded by Yandy in 2019 as the acquisition by Playboy was a bargain purchase.